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                                                                    EXHIBIT 23.1



We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 11, 1998 on the financial statements and schedule of United Investors Realty Trust and Subsidiaries and the Statements of Revenue and Certain Expenses for Benchmark Crossing, Hedwig Centers, Market at First Colony, Mason Park, Rosemeade Park, Southwest Walgreens, Town 'N Country, and University Mall in Amendment No. 4 to the Registration Statement (Form S-11 No. 333-29475) for the Registration of 7,600,000 common shares of beneficial interest.



                                             Ernst & Young LLP

Houston, Texas
March 5, 1998